[WRIGHT LOGO]

                                                   FOR RELEASE 3:00 P.M. CENTRAL
                                                     THURSDAY, FEBRUARY 10, 2005
                                                       Contact: John K. Bakewell
                                                                  (901) 867-4527

       WRIGHT MEDICAL GROUP, INC. REPORTS RESULTS FOR FOURTH QUARTER ENDED
                                DECEMBER 31, 2004

   COMPANY DELIVERS RECORD QUARTERLY SALES PERFORMANCE TO CONCLUDE FISCAL YEAR

ARLINGTON, TN - February 10, 2005 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its fourth quarter and full year ended December 31, 2004.

Net sales totaled $77.7 million during the fourth quarter ended December 31, 2004, representing a 13% increase over net sales of $68.9 million during the fourth quarter of 2003. The Company's fourth quarter net sales performance achieved a level higher than any other quarter in Wright's history. Excluding the impact of foreign currency, net sales increased 10% during the fourth quarter. Net income for the fourth quarter of 2004 totaled $6.3 million, or $.18 per diluted share, including the after-tax effect of approximately $2.9 million of inventory and other charges related to the expiration of a distribution arrangement with a vendor for certain foot and ankle products, and the transition to a proprietary, next-generation product line designed and produced internally by Wright. Excluding those costs, net income, as adjusted, increased by 22% over the prior year period to $8.2 million, or $.23 per diluted share, for the fourth quarter of 2004, compared to net income of $6.7 million, or $.19 per diluted share, during the fourth quarter of 2003. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.

For the full year 2004, the Company's net sales totaled a record $297.5 million, representing a 20% increase over net sales of $248.9 million in 2003. Excluding the impact of foreign currency, net sales increased 16% during this period. Net income for the full year 2004 totaled $24.0 million, or $.68 per diluted share, including the after-tax effect of the $2.9 million in costs associated with the Company's foot and ankle product transition recorded in the fourth quarter of 2004, as well as the after-tax effect of approximately $800,000 of costs associated with the voluntary market withdrawal of certain CONSERVE(R) hip components in the third quarter of 2004. For the full year 2003, net income totaled $17.4 million, or $.50 per diluted share, including the after-tax effect of a $4.6 million in-process research and development ("IPRD") charge that resulted from the Company's acquisition of certain ADCON(R) Gel technology assets during the first quarter of 2003. Excluding those previously mentioned items, net income, as adjusted, for the full year 2004 increased 31% to $26.5 million in 2004 from $20.2 million in 2003, while diluted earnings per share, as adjusted, increased 29% to $.75 in 2004 from $.58 per diluted share in 2003.

Laurence Y. Fairey, President and Chief Executive Officer commented, "We are very pleased with our fourth quarter results. Net sales achieved the upper-end of our outlook range while our adjusted earnings results exceeded the upper-end of our stated guidance range. Our record level of net sales resulted from continued sales growth within all of our product lines. Our hip product line continues to benefit from the market's acceptance of our advanced bearing surfaces and modular neck products, and again led our growth in the fourth quarter with a 17% world-wide sales gain. Our leadership positions in the biologics and extremity markets translated into solid fourth quarter sales growth of 11% for both product areas, and, our knee business, aided by our initial launch of minimally invasive surgical instrumentation, delivered solid growth during the fourth quarter, increasing 8% worldwide."

Mr. Fairey continued, "In addition to record sales growth, we achieved excellent fourth quarter profitability results, with 20% growth in operating income despite the heightened expense levels we anticipated in connection with the on-going transition of management and distribution personnel in Southern Europe. We were able to over-achieve

                                                                   (Page 2 of 7)

our outlook for earnings in the fourth quarter as these additional expenses were offset by expansion of our gross margin. As we move into 2005, we look forward to the many opportunities ahead, including the global launch of our new line of internally-developed, next-generation foot and ankle products during the first quarter. Our outlook for 2005 calls for another excellent year for Wright, with continued solid growth in both our sales and operating results."

Sales Review

Globally, the Company experienced growth across all of its major product lines during the fourth quarter of 2004, with the Company's hip product line again posting an outstanding growth rate. Specifically, global net sales of the Company's hip, extremity, biologics and knee product lines increased by 17%, 11%, 11% and 8%, respectively, during the fourth quarter of 2004 when compared to the fourth quarter of 2003.

Domestic sales totaled $46.8 million during the fourth quarter of 2004 and $180.4 million for the full year, representing increases of 14% and 18%, compared to the respective year-ago periods. Fourth quarter domestic sales of the Company's hip, knee, extremity and biologics product lines reflected growth of 28%, 13%, 6% and 6%, respectively.

International sales totaled $30.9 million during the fourth quarter, an increase of 11% compared to the fourth quarter of 2003. For the full year 2004, international sales reached $117.2 million, an increase of 22% compared to 2003. The Company's international sales results included favorable foreign currency impacts totaling approximately $1.8 million and $8.1 million during the fourth quarter and the full year 2004, respectively.

Outlook

The Company has reiterated its previously-communicated sales target for the full year 2005 of a range of $333 million to $344 million, representing a sales growth objective of approximately 12% to 16%, and has reiterated its previously-communicated earnings per share outlook of a target range for the full year of $0.86 to $0.90 per diluted share, representing annual growth of approximately 15% to 20%, as compared to 2004 net income, as adjusted, per diluted share.

The Company's anticipated targets for the first quarter of 2005 for net sales are in the range of $81 million to $83 million, representing sales growth objectives between approximately 8% and 11% for the quarter, with earnings per share results ranging from $0.19 to $0.21 per diluted share. These targets for both the full year and first quarter of 2005 exclude the effect of possible future acquisitions, other material future business developments, and the impact of expensing stock options pursuant to FASB Statement No. 123R, which is expected to be adopted on July 1, 2005.

The Company's anticipated targets for net sales and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

Conference Call

As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-810-0924 (domestic) or 913-981-4900 (international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central Time) on February 17, 2005. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 6382984. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.

                                                                   (Page 3 of 7)

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, gross profit, as adjusted, operating income, as adjusted, net income, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe-Harbor Statement

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS MADE IN THIS PRESS RELEASE, OTHER THAN STATEMENTS OF HISTORICAL FACT, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS REFLECT MANAGEMENT'S CURRENT KNOWLEDGE, ASSUMPTIONS, BELIEFS, ESTIMATES, AND EXPECTATIONS AND EXPRESS MANAGEMENT'S CURRENT VIEWS OF FUTURE PERFORMANCE, RESULTS, AND TRENDS. THE COMPANY WISHES TO CAUTION READERS THAT ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 UNDER THE HEADING, "FACTORS AFFECTING FUTURE OPERATING RESULTS," AND IN ITS QUARTERLY REPORTS), WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE FORWARD-LOOKING STATEMENTS ARE ACCURATE, THERE CAN BE NO ASSURANCE THAT ANY FORWARD-LOOKING STATEMENT WILL PROVE TO BE ACCURATE. A FORWARD-LOOKING STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY THAT THE RESULTS DESCRIBED THEREIN WILL BE ACHIEVED. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT. THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT AFTER THIS DATE.

Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

                                --Tables Follow--

                                                                   (Page 4 of 7)

                           WRIGHT MEDICAL GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data--unaudited)

                                                               THREE MONTHS ENDED                        YEAR ENDED
                                                       ----------------------------------     --------------------------------
                                                         DECEMBER 31,        DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                            2004                2003               2004               2003
                                                       ---------------     --------------     ---------------     -------------
Net sales                                              $        77,707     $       68,890     $       297,539     $    248,932
Cost of sales                                                   22,416             19,436              84,183           67,815
                                                       ---------------     --------------     ---------------     ------------
       Gross profit                                             55,291             49,454             213,356          181,117

Operating expenses:
    Selling, general and administrative                         39,685             33,052             151,144          127,612
    Research and development                                     4,613              4,311              18,421           16,151
    Amortization of intangible assets                            1,044                935               3,889            3,562
    Stock-based expense(1)                                         329                757               1,489            2,068
    Acquired in-process research and development
      costs                                                          -                  -                   -            4,558
                                                       ---------------     --------------     ---------------     ------------
       Total operating expenses                                 45,671             39,055             174,943          153,951
                                                       ---------------     --------------     ---------------     ------------

       Operating income                                          9,620             10,399              38,413           27,166
Interest expense, net                                              196                255               1,064            1,107
Other income, net                                                  (55)              (394)                (74)          (1,060)
                                                       ---------------     --------------     ---------------     ------------
       Income before income taxes                                9,479             10,538              37,423           27,119
Provision for income taxes                                       3,189              3,791              13,401            9,722
                                                       ---------------     --------------     ---------------     ------------
       Net income                                      $         6,290     $        6,747     $        24,022     $     17,397
                                                       ===============     ==============     ===============     ============

Net income per share, basic                            $          0.19     $         0.20     $          0.72     $       0.53
                                                       ===============     ==============     ===============     ============
Net income per share, diluted                          $          0.18     $         0.19     $          0.68     $       0.50
                                                       ===============     ==============     ===============     ============
Weighted-average number of common shares
   outstanding, basic                                           33,674             33,003              33,391           32,857
                                                       ===============     ==============     ===============     ============
Weighted-average number of common shares
   outstanding, diluted                                         35,191             34,948              35,317           34,561
                                                       ===============     ==============     ===============     ============

----------
(1) Amounts presented as stock-based expense consist of; cost of sales totaling $(7) and $27 for the three months ended December 31, 2004 and 2003, respectively, and $68 and $107 for the year ended December 31, 2004 and 2003, respectively; selling, general and administrative expenses of $339 and $723 for the three months ended December 31, 2004 and 2003, respectively, and $1,364 and $1,875 for the year ended December 31, 2004 and 2003, respectively; and research and development expenses of $(3) and $7 for the three months ended December 31, 2004 and 2003, respectively, and $57 and $86 for the year ended December 31, 2004 and 2003, respectively.

                           WRIGHT MEDICAL GROUP, INC.
                           CONSOLIDATED SALES ANALYSIS
                        (dollars in thousands--unaudited)

                                 THREE MONTHS ENDED                               YEAR ENDED
                       --------------------------------------     -------------------------------------------
                       DECEMBER 31,    DECEMBER 31,      %         DECEMBER 31,      DECEMBER 31,       %
                           2004            2003        CHANGE         2004              2003          CHANGE
                       ------------    ------------    ------     -------------     -------------     ------
GEOGRAPHIC
Domestic               $     46,775    $     41,007     14.1%     $     180,380     $     152,864       18.0%
International                30,932          27,883     10.9%           117,159            96,068       22.0%
                       ------------    ------------    -----      -------------     -------------     ------
Total net sales        $     77,707    $     68,890     12.8%     $     297,539     $     248,932       19.5%
                       ============    ============    =====      =============     =============     ======

PRODUCT LINE
Hip products           $     26,766    $     22,847     17.2%     $      99,133     $      78,071       27.0%
Knee products                22,626          20,897      8.3%            87,408            78,338       11.6%
Biologics products           15,512          13,980     11.0%            62,070            50,056       24.0%
Extremity products            9,434           8,484     11.2%            36,433            31,876       14.3%
Other                         3,369           2,682     25.6%            12,495            10,591       18.0%
                       ------------    ------------    -----      -------------     -------------     ------
Total net sales        $     77,707    $     68,890     12.8%     $     297,539     $     248,932       19.5%
                       ============    ============    =====      =============     =============     ======

                                                                   (Page 5 of 7)

                           WRIGHT MEDICAL GROUP, INC.
    RECONCILIATION OF NET SALES TO NET SALES EXCLUDING THE IMPACT OF FOREIGN
                                    CURRENCY
                        (dollars in thousands--unaudited)

                                              THREE MONTHS ENDED                   YEAR ENDED
                                          ---------------------------     -----------------------------
                                          DECEMBER 31,    DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                             2004              2003           2004             2003
                                          -----------     -----------     ------------     ------------
NET SALES, AS REPORTED                    $    77,707     $    68,890     $    297,539     $    248,932
Less: Currency impact as compared to
respective prior period                        (1,760)              -           (8,120)               -
                                          -----------     -----------     ------------     ------------
NET SALES, EXCLUDING THE IMPACT
OF FOREIGN CURRENCY                       $    75,947     $    68,890     $    289,419     $    248,932
                                          ===========     ===========     ============     ============

                           WRIGHT MEDICAL GROUP, INC.
           RECONCILIATION OF GROSS PROFIT TO GROSS PROFIT, AS ADJUSTED
                        (dollars in thousands--unaudited)

                                                         THREE MONTHS ENDED                YEAR ENDED
                                                    ----------------------------   ---------------------------
                                                    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        2004            2003           2004           2003
                                                    ------------    ------------   ------------   ------------
GROSS PROFIT, AS REPORTED                           $     55,291    $     49,454    $   213,356   $    181,117
Add: Costs incurred for foot and ankle
   product transition                                      2,381               -          2,381              -
Add: Costs incurred for voluntary market
   withdrawal of certain CONSERVE(R)hip
   components                                                  -               -            138              -
                                                    ------------    ------------   ------------   ------------
GROSS PROFIT, AS ADJUSTED                           $     57,672    $     49,454   $    215,875   $    181,117
                                                    ============    ============   ============   ============
GROSS PROFIT, AS ADJUSTED, AS A PERCENTAGE
OF NET SALES                                                74.2%           71.8%          72.6%          72.8%
                                                    ============    ============   ============   ============


                           WRIGHT MEDICAL GROUP, INC.
        RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO
            SELLING, GENERAL AND ADMINISTRATIVE EXPENSE, AS ADJUSTED
                        (dollars in thousands--unaudited)

                                               THREE MONTHS ENDED                       YEAR ENDED
                                         -------------------------------       ----------------------------
                                         DECEMBER 31,       DECEMBER 31,       DECEMBER 31,    DECEMBER 31,
                                              2004              2003             2004              2003
                                         -----------        -----------        -----------     ------------
SELLING, GENERAL AND ADMINISTRATIVE        $  39,685         $  33,052         $ 151,144        $ 127,612
   EXPENSE, AS REPORTED
Less: Costs incurred for foot and ankle
   product transition                            510                 -               510                -
Less: Costs incurred for voluntary market
   withdrawal of certain CONSERVE(R) hip
   components                                      -                 -               653                -
                                           ---------         ---------         ---------        ---------
SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSE, AS ADJUSTED                    $  39,175         $  33,052         $ 149,981        $ 127,612
                                           =========         =========         =========        =========

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSE, AS ADJUSTED, AS A PERCENTAGE OF
NET SALES                                       50.4%             48.0%             50.4%            51.3%
                                           =========         =========         =========        =========

                                                                   (Page 6 of 7)


                           WRIGHT MEDICAL GROUP, INC.
       RECONCILIATION OF OPERATING INCOME TO OPERATING INCOME, AS ADJUSTED
                        (dollars in thousands--unaudited)

                                                 THREE MONTHS ENDED                    YEAR ENDED
                                             -----------------------------     -----------------------------
                                             DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                 2004             2003             2004            2003
                                             ------------     ------------     ------------     ------------
OPERATING INCOME, AS REPORTED                $      9,620     $     10,399     $     38,413     $     27,166
Add: Costs incurred for foot and ankle
   product transition                               2,891                -            2,891                -
Add: Costs incurred for voluntary market
   withdrawal of certain CONSERVE(R)hip
   components                                           -                -              791                -
Add: Acquired in-process research and
   development costs                                    -                -                -            4,558
                                             ------------     ------------     ------------     ------------
OPERATING INCOME, AS ADJUSTED                $     12,511     $     10,399     $     42,095     $     31,724
                                             ============     ============     ============     ============

OPERATING INCOME, AS ADJUSTED, AS A
PERCENTAGE OF NET SALES                              16.1%            15.1%            14.1%            12.7%
                                             ============     ============     ============     ============


                           WRIGHT MEDICAL GROUP, INC.
             RECONCILIATION OF NET INCOME TO NET INCOME, AS ADJUSTED
                (in thousands, except per share data--unaudited)

                                                    THREE MONTHS ENDED                    YEAR ENDED
                                              ------------------------------     ------------------------------
                                              DECEMBER 31,      DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                  2004              2003             2004              2003
                                              ------------     ---- --------     ------------     -------------
NET INCOME, AS REPORTED                       $      6,290     $       6,747     $     24,022     $      17,397
Add: Costs incurred for foot and ankle
   product transition, net of tax                    1,918                 -            1,918                 -
Add: Costs incurred for voluntary market
   withdrawal of certain CONSERVE(R)hip
   components, net of tax                                -                 -              511                 -
Add: Acquired in-process research and
   development costs, net of tax                         -                 -                -             2,819

                                              ------------     -------------     ------------     -------------
NET INCOME, AS ADJUSTED                       $      8,208     $       6,747     $     26,451     $      20,216
                                              ============     =============     ============     =============
Net income, as adjusted, per share, basic     $       0.24     $        0.20     $       0.79     $        0.62
                                              ============     =============     ============     =============

Net income, as adjusted, per share,
   diluted                                    $       0.23     $        0.19     $       0.75     $        0.58
                                              ============     =============     ============     =============
Weighted-average number of common shares
   outstanding, basic                               33,674            33,003           33,391            32,857
                                              ============     =============     ============     =============
Weighted-average number of common shares
   outstanding, diluted                             35,191            34,948           35,317            34,561
                                              ============     =============     ============     =============

                                                                   (Page 7 of 7)

                           WRIGHT MEDICAL GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (dollars in thousands--unaudited)

                                                         DECEMBER 31,      DECEMBER 31,
                                                             2004             2003
                                                         ------------     -------------
ASSETS
Current assets:
    Cash and cash equivalents                            $     83,470     $      66,571
    Accounts receivable, net                                   61,662            55,821
    Inventories                                                76,269            64,204
    Prepaid expenses and other current assets                  33,621            23,928
                                                         ------------     -------------
       Total current assets                                   255,022           210,524
                                                         ------------     -------------

Property, plant and equipment, net                             70,207            66,915
Intangible assets, net                                         25,985            29,894
Other assets                                                    9,944            14,770
                                                         ------------     -------------
    Total assets                                              361,158     $     322,103
                                                         ============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                     $     13,969     $      14,227
    Accrued expenses and other current liabilities             45,256            42,814
    Current portion of long-term obligations                    6,331             6,228
                                                         ------------     -------------
       Total current liabilities                               65,556            63,269
                                                         ------------     -------------
Long-term obligations                                           5,952            11,096
Other liabilities                                              13,581             9,420
                                                         ------------     -------------
    Total liabilities                                          85,089            83,785
                                                         ------------     -------------

Stockholders' equity                                          276,069           238,318
                                                         ------------     -------------
    Total liabilities and stockholders' equity           $    361,158     $     322,103
                                                         ============     =============

                                     #####